UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

--------------------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 11, 2006 (April 5, 2006)

ZEROS & ONES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-26531-LA	88-0241079
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1327 Ocean Avenue, Suite E
Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 710-6637
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The discussion of the entry into a material agreement is incorporated by reference from “Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On April 5, 2006, the Board of Directors of Zeros & Ones, Inc. (the “Company”) appointed Scott Fairbairn and Volker Anhaeusser to serve as directors of the Company. Mr. Fairbairn has also served as Chief Technology Officer since November 21, 2003. The Company has not entered into an employment contract with Mr. Fairbairn; however, during the year ended December 31, 2005 the Company has incurred costs on Mr. Fairbairn’s behalf, primarily for reimbursement of expenses associated with the performance of his position as an executive officer with the Company. For the year ended December 31, 2005 these costs totaled $150,000 and were accrued and unpaid. Mr. Fairbairn will not receive any compensation as a director of the Company.

In addition, Mr. Fairbairn has served as president of Breakthrough Technologies since June 1996. Breakthrough Technologies has rendered consulting, management, fundraising and software development for the time period from November 2003 through December 2005. The Company has paid Breakthrough Technologies the following amounts for services rendered to the Company during the past two fiscal years: $111,063 in 2004 and $20,000 in 2005.

On April 5, 2006, the Board of Directors of the Company also approved and ratified the letter agreement between Volker Anhaeusser and the Company regarding his position as director of the Company, dated April 4, 2006. Pursuant to the terms of this agreement, Dr. Anhaeusser will be paid a directors fee of $10,000 in equity of the Company for each quarter of service. Each quarter, Dr. Anhaeusser may choose whether he will be paid in shares of the Company’s common stock or in options for the purchase of shares of the Company’s common stock. If Dr. Anhaeusser chooses the options, the option price will be determined by the closing market price on the last day of each quarter of service. If Dr. Anhaeusser chooses common stock, the amount of shares to be paid to Dr. Anhaeusser will be calculated based on dividing the weighted average closing stock price in the amount due to Dr. Anhaeusser for each quarter of service. The initial term of Dr. Anhaeusser’s appointment is one year.

The foregoing description of the letter agreement is only a summary and is qualified in its entirety by reference to the document contained in Exhibit 10.1, which is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement between Zeros & Ones, Inc. and Dr. Volker Anhaeusser, dated April 4, 2006.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEROS & ONES, INC.

Date: April 11, 2006	By:	/s/ Mark M. Laisure
Mark M. Laisure
Chairman of the Board , Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement between Zeros & Ones, Inc. and Dr. Volker Anhaeusser, dated April 4, 2006.